Exhibit 99.1

Vonage Announces Third Quarter 2015 Results: Consolidated Revenue of $223 Million, driven by 134% Year-Over-Year GAAP Revenue Growth at Vonage Business; Consolidated Adjusted EBITDA of $34 Million, a 13% Year-Over-Year Increase; Increases 2015 Full Year Revenue Guidance to $891 - $895 Million and Increases Adjusted EBITDA Guidance to $142 - $144 Million

Holmdel, NJ, November 4, 2015 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud communications services for businesses and consumers, today announced results for the third quarter ended September 30, 2015.
Third Quarter Consolidated Financial Results
“Our strong financial and operational results reflect the continued execution of our strategy to drive organic and inorganic growth in Vonage Business while taking disciplined actions to release the inherent profitability in Consumer Services. The third quarter marks our third consecutive quarter of consolidated revenue growth, driven by our strong revenue growth in Vonage Business. We also had another quarter of excellent cash flows from Consumer Services, which continue to support our investments in the high-growth UCaaS for business sector,” said Alan Masarek, Chief Executive Officer of Vonage.
Mr. Masarek continued, “We made great progress building the foundation to become the clear market leader in cloud communications. We completed the acquisition of iCore Networks,

solidifying our position in the mid-market and enterprise segments. We invested in the “Business of Better” campaign to establish Vonage as a leading business services brand. And, we made significant progress integrating our recent acquisitions to build a scalable, efficient organization capable of serving the full spectrum of business customers from SMB up through large enterprises.”
For the third quarter of 2015, Vonage reported revenue of $223 million, up from $215 million in the year ago quarter. Income from operations was $9 million in the third quarter of 2015, down from $15 million in the prior year period. Adjusted earnings before interest, taxes, depreciation and amortization1 (“adjusted EBITDA”) for the third quarter were $34 million, a 13% increase over the prior year period. GAAP net income was $3 million or $0.02 per share, down from $5 million or $0.02 per share in the year ago quarter. Adjusted net income2 was $14 million or $0.07 per share, flat year-over-year.
Vonage Business Results

•
On August 31, 2015, Vonage completed the acquisition of iCore Networks Inc. (“iCore”), which deepens the Company’s penetration in the mid-market and enterprise segment, expands the Company’s direct sales force and product set and strengthens the Company's national footprint. iCore is a leading provider of BroadSoft-based and Microsoft Skype for Business UCaaS solutions, as well as complementary desktop cloud services, including Infrastructure as a Service and virtual desktop. iCore’s September results, adjusted down for purchase accounting, are included in the Company’s operating results.

•
Revenue at Vonage Business was $57 million in the third quarter, a year-over-year increase of 134% on a GAAP basis. Vonage Business revenue growth was 36% on an organic basis, as if the Company owned Telesphere and SimpleSignal for all periods, but excluding iCore.

•	Revenue churn at Vonage Business was 1.3% in the third quarter, flat sequentially and year-over-year.

•	Ending seats were 514,000, up from 242,000 seats in the year ago quarter, reflecting strong organic growth and the addition of Telesphere, SimpleSignal and iCore customers.

•
Gartner named Vonage a Visionary in its 2015 Magic Quadrant for Unified Communications as a Service, Worldwide. Gartner highlighted Vonage’s brand, account management and customer support, and ability to integrate with leading cloud applications, as key strengths and reasons for placement in the Visionary Quadrant. Also in the quarter, Vonage was awarded Frost & Sullivan’s 2015 Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration Services. Vonage received a rating of Excellent in both Growth Performance and Customer Impact categories, scoring highest among all providers ranked by Frost & Sullivan.

Consumer Services Results

•	In the third quarter, the Company continued to improve the profitability and cash flow of Consumer Services through its disciplined approach to marketing efficiency and new customer acquisitions.

•
Revenue in Consumer Services was $166 million in the third quarter, compared to $190 million in the prior year period, reflecting the Company’s decision to redeploy capital into the rapidly growing UCaaS for business sector.

•	Consumer customer churn improved to 2.3% in the third quarter, down from 2.6% in the year ago quarter.

•	Average revenue per line (“ARPU”) was $27.38, down from $27.60 in the year ago period.

•	Consumer net line losses were approximately 50,000 due to the Company's continued focus on improving the quality of customers it acquires and driving increased profitability.

•	Vonage’s Consumer Services ended the third quarter with two million subscriber lines.
Patent Portfolio
Vonage continues to execute on its strategy to develop innovative technologies and to protect its valuable intellectual property. The Company was granted seven new patents in the third quarter and now owns 98 U.S. patents, with 245 U.S. patent applications pending, along with many foreign patents and pending applications in jurisdictions worldwide.
Share Repurchase
In the third quarter, Vonage repurchased 0.4 million shares of stock for $1.8 million at an average price of $4.90 under its current, four-year $100 million program. Year-to-date, the Company has repurchased 3.3 million shares at an average price of $4.58. Since beginning its repurchase programs in August 2012, the Company has repurchased 48 million shares for $148 million at a highly accretive average price of $3.08.
Updated 2015 Guidance
The Company is updating and has increased its 2015 revenue and EBITDA guidance given greater visibility on full year results and the closing of the iCore acquisition. Vonage expects total 2015 GAAP revenue of $891 million to $895 million and adjusted EBITDA of $142 million to $144 million.
Conference Call and Webcast
Management will host a webcast discussion of the third quarter on Wednesday, November 4, 2015 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 57571351.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Income Data:
Revenues	$223,360	$221,858	$214,710	$664,948	$654,321

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,415, $6,005, $4,704, $18,144, and $14,956, respectively)	67,193	64,209	56,475	193,255	174,837
Cost of goods sold	8,206	8,217	9,205	25,613	28,394
Sales and marketing	88,028	84,385	93,000	257,977	286,553
Engineering and development	6,830	6,864	4,992	20,299	14,483
General and administrative	28,860	27,162	24,160	79,256	73,286
Depreciation and amortization	15,446	14,463	12,275	43,854	37,046
	214,563	205,300	200,107	620,254	614,599
Income from operations	8,797	16,558	14,603	44,694	39,722
Other income (expense):
Interest income	24	21	37	65	159
Interest expense	(2,222)	(2,088)	(1,680)	(6,245)	(5,191)
Other income (expense), net	(50)	32	(2)	(595)	21
	(2,248)	(2,035)	(1,645)	(6,775)	(5,011)
Income from continuing operations before income tax expense	6,549	14,523	12,958	37,919	34,711
Income tax expense	(3,116)	(6,176)	(5,631)	(16,290)	(15,010)
Income from continuing operations	3,433	8,347	7,327	21,629	19,701
Loss from discontinued operations	—	—	(2,962)	(1,615)	(5,748)
Loss on disposal, net of taxes	—	—	—	(824)	—
Discontinued operations	—	—	(2,962)	(2,439)	(5,748)
Net income	$3,433	$8,347	$4,365	$19,190	$13,953
Plus: Net loss from discontinued operations attributable to noncontrolling interest	—	—	191	59	709
Net income attributable to Vonage	3,433	8,347	4,556	19,249	14,662
Net income per common share - continuing operations:
Basic	$0.02	$0.04	$0.04	$0.10	$0.09
Diluted	$0.02	$0.04	$0.03	$0.10	$0.09
Net loss per common share - discontinuing operations:
Basic	$—	$—	$(0.01)	$(0.01)	$(0.02)
Diluted	$—	$—	$(0.01)	$(0.01)	$(0.02)
Net income per common share:
Basic	$0.02	$0.04	$0.02	$0.09	$0.07
Diluted	$0.02	$0.04	$0.02	$0.09	$0.07
Weighted-average common shares outstanding:
Basic	213,291	213,582	208,580	212,907	210,714
Diluted	225,182	222,188	217,176	222,820	220,923

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$37,665	$35,237	$27,764	$83,626	$61,233
Net cash used in investing activities	(101,148)	(29,141)	(11,705)	(138,283)	(20,837)
Net cash provided by (used in) financing activities	74,926	(9,959)	(10,217)	73,827	(63,179)
Capital expenditures, intangible assets, and development of software assets	(9,508)	(6,188)	(7,075)	(20,010)	(17,205)

	September 30,	December 31,
	2015	2014
	(unaudited)	(revised) (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$59,777	$40,797
Marketable securities	9,537	7,162
Restricted cash	2,588	3,405
Accounts receivable, net of allowance	22,669	17,832
Inventory, net of allowance	7,828	10,081
Prepaid expenses and other current assets	18,363	12,665
Deferred customer acquisition costs	4,249	4,941
Property and equipment, net	48,063	49,630
Goodwill	250,702	142,544
Software, net	17,531	18,624
Debt related costs, net	2,196	1,183
Intangible assets, net	108,716	110,832
Total deferred tax assets, including current portion, net	234,142	247,016
Other assets	9,300	7,748
Total assets	$795,661	$674,460
Accounts payable and accrued expenses	$124,508	$126,886
Deferred revenue	35,121	36,425
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	244,031	156,032
Capital lease obligations	8,795	10,201
Other liabilities	4,809	1,419
Total liabilities	$417,264	$330,963
Total stockholders' equity	$378,397	$343,497

(1) December 31, 2014 balance sheet data has been revised to reflect

•
the allocation of the purchase price for Telesphere based upon completion of our valuation analysis of intangible assets to record identified intangible assets of $50,925 with a corresponding reduction to goodwill.

•
the adoption of ASU 2015-03 and 2015-15 in the third quarter of 2015 to record the debt issuance costs related to our note as a direct deduction from the face amount of the note of $968 with a corresponding reduction to debt related cost.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Revenues	$166,284	$172,756	$190,315	$516,870	$588,322
Average monthly revenues per line	$27.38	$27.79	$27.60	$27.72	$28.19
Subscriber lines (at period end)	1,998,982	2,049,424	2,276,442	1,998,982	2,276,442
Customer churn (1)	2.3%	2.2%	2.6%	2.3%	2.6%

(1)
Customer churn differs from our previously reported Average Monthly Customer Churn in that our business customers are no longer included in this metric.  In addition, in the course of developing the customer churn metric, the Company determined that the calculation used for the previously reported consolidated Average Monthly Customer Churn metric utilized a lower number of customer accounts for certain reporting periods, resulting in an immaterial overstatement of churn in certain prior periods.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Revenues	$57,075	$49,102	$24,395	$148,077	$65,999
Average monthly revenues per seat (1)	$41.56	$42.28	$35.39	$39.87	$35.24
Seats (at period end) (2)	514,184	401,256	242,048	514,184	242,048
Revenue churn	1.3%	1.3%	1.3%	1.2%	1.1%
There are two adjustments to second quarter seat count-related KPIs due to post-merger review and integration of reporting platforms of Simple Signal:
(1) Average monthly revenue per seat for the second quarter differs from that previously reported.  An understatement of the average number of seats at Simple Signal during the second quarter resulted in an immaterial overstatement of average monthly revenue per seat.
(2) Seats for the second quarter differ from that previously reported resulting in an immaterial overstatement of seats.

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Income from operations	$8,797	$16,558	$14,603	$44,694	$39,722
Depreciation and amortization	15,446	14,463	12,275	43,854	37,046
Share-based expense	7,889	6,704	5,785	20,081	16,899
Acquisition related costs	1,854	230	2	2,539	120
Loss from discontinued operation, excluding income tax	—	—	(2,966)	(1,615)	(5,747)
Depreciation from discontinued operation	—	—	68	132	89
Net loss attributable to noncontrolling interest	—	—	191	59	709
Adjusted EBITDA	33,986	37,955	29,958	$109,744	$88,838
Less:
Capital expenditures	(4,618)	(2,904)	(4,137)	$(9,578)	$(7,236)
Intangible assets	$(2,500)	$—	$—	$(2,500)	$—
Acquisition and development of software assets	(2,390)	(3,284)	(2,938)	$(7,932)	$(9,969)
Adjusted EBITDA Minus Capex	$24,478	$31,767	$22,883	$89,734	$71,633

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME
TO ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Net income attributable to Vonage	$3,433	$8,347	$4,556	$19,249	$14,662
Amortization of acquisition - related intangibles	6,023	5,382	3,763	16,712	11,288
Acquisition related costs	1,854	230	2	2,539	120
Income tax expense	3,116	6,176	5,631	16,290	15,010
Adjusted net income	$14,426	$20,135	$13,952	$54,790	$41,080
Net income per common share:
Basic	$0.02	$0.04	$0.02	$0.09	$0.07
Diluted	$0.02	$0.04	$0.02	$0.09	$0.07
Weighted-average common shares outstanding:
Basic	213,291	213,582	208,580	212,907	210,714
Diluted	225,182	222,188	217,176	222,820	220,923
Net income per common share, excluding adjustments:
Basic	$0.07	$0.09	$0.07	$0.26	$0.19
Diluted	$0.06	$0.09	$0.06	$0.25	$0.19
Weighted-average common shares outstanding:
Basic	213,291	213,582	208,580	212,907	210,714
Diluted	225,182	222,188	217,176	222,820	220,923

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Net cash provided by operating activities	$37,665	$35,237	$27,764	$83,626	$61,233
Less:
Capital expenditures	(4,618)	(2,904)	(4,137)	(9,578)	(7,236)
Purchase of intangible assets	(2,500)	—	—	(2,500)	—
Acquisition and development of software assets	(2,390)	(3,284)	(2,938)	(7,932)	(9,969)
Free cash flow	$28,157	$29,049	$20,689	$63,616	$44,028

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2015	2014
Current maturities of capital lease obligations	$4,311	$3,365
Current portion of notes payable	15,000	20,000
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	230,250	137,000
Capital lease obligations, net of current maturities	4,484	6,836
Gross debt	254,045	167,201
Less:
Unrestricted cash and marketable securities	69,314	47,959
Net debt	$184,731	$119,242

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for businesses and consumers. The Company provides a robust suite of feature-rich business and residential communication solutions that offer flexibility, portability and ease-of-use across multiple devices designed to meet the needs of a wide range of customers. Vonage's portfolio of business products covers the full spectrum of business communications needs, serving single-person companies to those with thousands of employees spread over multiple locations. Vonage provides bring-your-own-broadband (BYOB) cloud products and those that offer carrier-grade reliability and Quality of Service (QoS) across BYOB options and the Company's private, national MPLS IP network, as well as integration with industry-leading CRM and business workflow applications. For more information, visit www.vonage.com. Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by the Securities and Exchange Commission, including: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, of share-based expense, which is a non-cash expense that also varies from period to period, of one-time acquisition related costs, and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis and of its ability to produce operating cash flow to fund working capital needs, to service debt obligations, and to fund capital expenditures.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance regarding the Company's ability to generate cash from continuing operations.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense.
The Company has excluded amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense from its net income (loss). The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as income tax expense does not reflect the taxes that we pay during the periods reported due to the availability of significant net operating losses, amortization of acquisition-related intangible assets which is a non-cash item, and one-time acquisition-related costs.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.

Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that third parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; our ability to adapt to rapid changes in the market for voice, messaging, and communications services; our ability to retain customers and attract new customers; the expansion of competition in the unified communications market; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; security breaches and other compromises of information security; risks related to the acquisition or integration of businesses, including the risks related to the acquisition of iCore, Simple Signal, Telesphere, and Vocalocity; the risk associated with developing and maintaining effective distribution channels; our ability to establish and expand strategic alliances; governmental regulation and taxes; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; uncertainties relating to regulation of VoIP services; risks associated with operating abroad; liability under anti-corruption laws; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; differences between our service and traditional phone services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2014, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

(vg-f)